Exhibit 3
                           CERTIFICATE OF AMENDMENT

                      OF THE CERTIFICATE OF INCORPORATION

                                      OF

                          APPLIED MICROBIOLOGY, INC.

               Under Section 805 of the Business Corporation Law

                                   * * * * *


         WE, THE UNDERSIGNED, Fredric D. Price and Benjamin Sporn, being respectively the President and Chief Executive Officer and the Secretary of Applied Microbiology, Inc. hereby certify:

         1. The name of the corporation is APPLIED MICROBIOLOGY, INC.

         2. The certificate of incorporation of said corporation was filed with the Department of State on June 29, 1983. The name under which the corporation was formed was APPLIED MICROBIOLOGY, INC.

         3. (a) The certificate of incorporation is amended to increase the aggregate number of shares of Common Stock, which the corporation shall have the authority to issue from 25,000,000 to 40,000,000.

            (b) To effect the foregoing, paragraph (a) of Article FOURTH, relating to the number of shares the corporation shall have the authority to issue shall be amended to read in its entirety as follows:

            "(a) The aggregate number of shares which the Corporation shall have the authority to issue its 45,000,000, which are divided into 40,000,000 shares of Common Stock of a par value of $.005 per share and 5,000,000 shares of Preferred Stock of a par value of $.01 per share."

         4. The amendment to the Certificate of Incorporation was authorized by vote of the holders of a majority of all outstanding shares entitled to vote at a meeting held on the 20th day of March 1996, and by the affirmative vote of the Board of Directors.

         IN WITNESS WHEREOF, we have signed this certificate this 16th day of April, 1996 and we affirm the statements contained therein as true under penalties of perjury.


                                                 /s/ Fredric D. Price
                                                 -----------------------------
                                                 Fredric D. Price
                                                 President and
                                                 Chief Executive Officer


                                                 /s/ Benjamin Sporn
                                                 -----------------------------
                                                 Benjamin Sporn, Secretary